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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        ORTHOPAEDIC BIOSYSTEMS LTD., INC.
               (Exact name of registrant as specified in charter)


           Arizona                                             86-0752231
(State of incorporation                                     (I.R.S. Employer
   or organization)                                       Identification Number)


      15990 N. Greenway-Hayden Loop, Suite 100
       Scottsdale, Arizona                                       85260
(Address of principal executive offices)                       (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                       Name of Each Exchange
     Title of Each Class                                on Which Each Class
     to be so Registered                                is to be Registered

Common Stock, no par value                            American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act: NONE
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Item 1.

Description of Securities to be Registered.

The description of securities set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2 (File No. 333-58313) (the "SB-2 No. 333-58313"), is hereby incorporated by reference.


Item 2.

Exhibits.

1 Amended and Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 of the SB-2 No.333-58313.

2 Amended and Restated Bylaws of the Registrant incorporated by reference to Exhibit 3.2 of the SB-2 No. 333-58313.

3        Form of Common Stock certificate incorporated by reference to
         Exhibit 4.2 of the SB-2 No. 333-58313.

4 Form of Stock Purchase Warrant Certificate incorporated by reference to Exhibit 4.3 of the SB-2 No. 333-58313.

5 Agreement dated as of May 5, 1997, by and among the Company and certain investors in the Company regarding Registration Rights incorporated by reference to Exhibit 4.4 of the SB-2 No. 333-58313.



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                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 12, 1998.



                                       ORTHOPAEDIC BIOSYSTEMS LTD., INC.



                                       By  /s/  D. Ronald Yagoda
                                          --------------------------------------
                                          D. Ronald Yagoda
                                          Chairman and Chief Executive Officer





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